EXHIBIT 32.2

CERTIFICATION OF C. CHRIS APPLE, VICE PRESIDENT, CHIEF FINANCIAL OFFICER

AND SECRETARY, PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, C. Chris Apple, Vice President, Chief Financial Officer and Secretary of AMX Corporation (the “Company”), hereby certify that (a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ C. CHRIS APPLE
C. Chris Apple Vice President, Chief Financial Officer and Secretary, AMX Corporation

Date: June 18, 2004

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are not being filed as part of the Form 10-K or as separate disclosure documents. Signed originals of these written statements have been provided to AMX Corporation and will be retained by AMX Corporation and furnished to the Securities and Exchange Commission or its staff upon request.